                                                                    EXHIBIT 23.1







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 29, 2000, accompanying the financial statements of Sweetwater Financial Group, Inc. (a development stage corporation) contained in Amendment No. 1 to the Registration Statement (on Form S-1) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement (on Form S-1) and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                     /s/PORTER KEADLE MOORE, LLP






Atlanta, Georgia
March 20, 2001